Exhibit 5 and 23.1 Opinion of Kenneth G. Eade and Consent


                                 Kenneth G. Eade
                                 Attorney at Law
                           510 State Street, Suite 15
                         Santa Barbara, California 93101
                       (805) 560-9828 Fax: (805) 560-3608


May 12, 2004

Board of Directors
CytoDyn, Inc.
200 West Vargas St., Suite 1
Santa Fe, New Mexico  87501

     Re: CytoDyn, Inc.

Ladies and Gentlemen:

The undersigned is counsel for CytoDyn, Inc. I have been requested to render an opinion on the 250,000 shares of CytoDyn proposed to be sold pursuant CytoDyn's Registration Statement on Form SB-2. In rendering this opinion, I have reviewed CytoDyn's Registration on Form SB-2, its filings with the Securities and Exchange Commission under the Securities Act of 1934, its articles of incorporation and by laws and other corporate documents. All representations made to me in CytoDyn documents and by company officers and directors are deemed to be accurate. It is my opinion that:

1. CytoDyn is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

2. That the shares of common stock to be issued by CytoDyn have been reserved and, when issued, will be duly and properly approved by CytoDyn's Board of Directors.

3. That the shares of stock, when and as issued, will be fully paid and non-assessable, and will be a valid and binding obligation of the corporation.

4. That the shares of common stock will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of this opinion in CytoDyn's Registration Statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

/s/ Kenneth G. Eade
KENNETH G. EADE